Exhibit 99.1

FRAZIER LIFESCIENCES ACQUISITION CORPORATION SECURITIES TO COMMENCE SEPARATE TRADING

MENLO PARK, Calif. (January 29, 2021) – Frazier Healthcare Partners’ special purpose acquisition corporation, Frazier Lifesciences Acquisition Corporation (Nasdaq: FLACU) (“Frazier Lifesciences Acquisition Corporation”), announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about January 29, 2021. The common stock and warrants will trade under the symbols “FLAC” and “FLACW”, respectively. Units not separated will continue to be listed on NYSE American LLC under the symbol “FLACU.”

Frazier Lifesciences Acquisition Corporation is a newly incorporated blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. While Frazier Lifesciences Acquisition Corporation may pursue an initial business combination opportunity in any business, industry, sector or geographical location, it intends to capitalize on the ability of its management team to identify promising opportunities in the biotechnology sector.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of Frazier Lifesciences Acquisition Corporation, including those set forth in the Risk Factors section of Frazier Lifesciences Acquisition Corporation’s registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. Frazier Lifesciences Acquisition Corporation undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Frazier Lifesciences Acquisition Corporation

James Topper

Phone: (650) 325-5156

Email: james@frazierhealthcare.com

David Topper

Phone: (650) 325-5156

Email: david.topper@frazierhealthcare.com